Exhibit 10.2

EMPLOYEE BENEFITS AGREEMENT

BY AND BETWEEN

ETHYL CORPORATION

AND

TREDEGAR INDUSTRIES, INC.

DATED AS OF JUNE 1, 1989

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TABLE OF CONTENTS

		Page

ARTICLE IV	EMPLOYEE WELFARE BENEFIT PLANS

4.01	Tredegar Welfare Plans	19
4.02	Welfare Benefit Liabilities	19
4.03	Information	20

ARTICLE V	ADMINISTRATION OF EMPLOYEE BENEFIT PLANS

5.01	Administrative Service	21
5.02	Fiduciary Status	21

ARTICLE VI	MISCELLANEOUS

6.01	Agreement; Construction	22
6.02	Tredegar Subsidiaries’ Obligations	22
6.03	Ethyl Affiliates’ Obligations	22
6.04	Counterparts	22
6.05	Amendment	23
6.06	No Third Party Rights	23
6.07	Governing Law	23
6.08	Assignment	23
6.09	Notices	24

SIGNATURES

EXHIBITS

Exhibit I		Hourly Pension Plans

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EMPLOYEE BENEFITS AGREEMENT

                This EMPLOYEE BENEFITS AGREEMENT, dated as of June 1, 1989, is made by and between Ethyl Corporation (Ethyl), a Virginia corporation, and Tredegar Industries, Inc. (Tredegar), a Virginia corporation.

RECITALS

                WHEREAS, Tredegar is a wholly owned subsidiary of Ethyl; and

                WHEREAS, the Ethyl Board has determined that it is in the best interests of the shareholders of Ethyl to distribute all of the issued and outstanding shares of Tredegar common stock to the holders of Ethyl common stock; and

                WHEREAS, contemporaneous with the execution of this Agreement, Ethyl and Tredegar have entered into the Reorganization Agreement which, among other things, describes certain transactions that are required in order to effect such distribution and sets forth other agreements that will govern certain other matters following the Distribution; and

                WHEREAS, as result of the Distribution, Tredegar and the Tredegar Subsidiaries will cease to be eligible to maintain the Ethyl Employee Plans on behalf of the eligible employees of Tredegar and the Tredegar Subsidiaries; and

                WHEREAS, as a result of the Distribution and the terms of this Agreement, Tredegar Employees will cease to accrue additional benefits under the Ethyl Employee Plans as of May 31, 1989, or June 30, 1989, as applicable; and

                WHEREAS, Ethyl and Tredegar desire to provide for the establishment of the Tredegar Employee Plans, and as provided in this Agreement, the allocation of assets and liabilities and other matters between the Ethyl Employee Plans and the Tredegar Employee Plans.

                NOW, THEREFORE, in consideration of the mutual agreements, provisions, and covenants contained in this Agreement, Ethyl and Tredegar agree as follows:

ARTICLE I

Definitions

Terms used in this Agreement shall have the meanings assigned to them in the Reorganization Agreement. Terms that are used in this Agreement and which are not defined in the Reorganization Agreement shall have the meanings specified:

1.01. Agreement means this Employee Benefits Agreement, together with the Exhibit attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

1.02. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.03. Ethyl Affiliate means a corporation or unincorporated business which, as of the Distribution Date, would be treated as a single employer with Ethyl in accordance with Code section 414(b), 414(c) or 414(m).

1.04. Ethyl Bonus Plan means the unfunded bonus plan maintained by Ethyl on behalf of selected highly compensated or management employees of Ethyl and Ethyl Affiliates.

1.05. Ethyl Employee Plans means the Ethyl Bonus Plan, the Ethyl RIP, the Ethyl Savings Plan, the Ethyl Stock Option Plan, the Ethyl Welfare Plans, and each other employee benefit plan or arrangement, whether or not subject to ERISA, maintained by

Ethyl or an Ethyl Affiliate for the benefit of its eligible employees.

1.06. Ethyl RIPS means the Retirement Income Plan for the Employees of Ethyl Corporation.

1.07. Ethyl Savings Plan means the Savings Plan for the Employees of Ethyl Corporation.

1.08. Ethyl Stock Option Plan means the Ethyl Corporation Incentive Stock Options Plan.

1.09. Ethyl Welfare Plans means the “employee welfare benefit plans” (as defined in ERISA section 3(1)) that are maintained by Ethyl or an Ethyl Affiliate for the benefit of its eligible employees prior to June 1, 1989.

1.10. Hourly Pension Plans means the defined benefit pension plans listed on the attached Exhibit I.

1.11. PBGC means the Pension Benefit Guaranty Corporation.

1.12. Reorganization Agreement means the agreement, together with the exhibits and schedules attached thereto, between Ethyl and Tredegar, dated as of June 1, 1989, relating to, inter alia, the distribution of all of the issued and outstanding shares of Tredegar common stock to the holders of the Ethyl common stock. The term “Reorganization Agreement” also shall include any amendments thereto that are adopted in accordance with the terms of that agreement.

1.13. Transferred Employee means an individual who (i) is in the employ of Ethyl or an Ethyl Affiliate on and after the Distribution Date, and (ii) on or before June 30, 1990, separates from service for reasons other than disability or retirement, and (iii) enters the employ of Tredegar or a Tredegar Subsidiary effective immediately upon separation from Ethyl and the Ethyl Affiliates.

1.14. Tredegar Bonus Plan means the unfunded bonus plan for selected highly compensated and management employees of Tredegar and the Tredegar Subsidiaries to be established by Tredegar in accordance with Section 3.02.

1.15. Tredegar Employee means an employee of Tredegar or a Tredegar Subsidiary on July 1, 1989, and who did not retire from the employ of Ethyl and the Ethyl Affiliates.

1.16. Tredegar Employee Plans means the Tredegar Bonus Plan, the Tredegar RIP, the Tredegar Savings Plan, the Tredegar Stock Option Plan, the Tredegar Welfare Plans, the Tredegar ESOP, the Visqueen Savings Plan, and each other employee benefit plan or arrangement, whether or not subject to ERISA, maintained by Tredegar or a Tredegar Subsidiary for the benefit of its eligible employees.

1.17. Tredegar Esop means the Employee Stock Ownership Plan of Tredegar Industries, Inc. which may be established by Tredegar.

1.18. Tredegar RIP means the “defined benefit plan” (as defined in Code Section 414(j)), which is qualified under Code section 401(a), and which is to be established by Tredegar for the benefit of eligible employees of Tredegar and the Tredegar Subsidiaries in accordance with Section 2.01.

1.19. Tredegar Savings Plan means the “defined contribution plan” (as defined in Code section 414(i)), which is qualified under Code section 401(a), and which is to be established by Tredegar for the benefit of eligible employees of Tredegar and the Tredegar Subsidiaries in accordance with Section 2.03.

1.20. Tredegar Stock Option Plan means the stock option plan to be established by Tredegar in accordance with Section 3.01.

1.21. Tredegar Welfare Plans means to “employee welfare benefit plans” (as defined in ERISA section 3(1)) to be established by Ethyl and assumed by Tredegar or a Tredegar Subsidiary for the benefit of eligible employees of Tredegar and the Tredegar Subsidiaries in accordance with Section 4.01.

1.22. Visqueen Savings Plan means the Savings Plan for the Employees of Ethyl Visqueen.

ARTICLE II

Employee Benefit Plans Qualified
       Under Code Section 401(a)

2.01. Tredegar RIP

                (a) As soon as practicable after the date of this Agreement, and effective as of July 1, 1989, Tredegar shall establish the Tredegar RIP. As of July 1, 1989, the Tredegar RIP shall include substantially the same terms and conditions as are included in the Ethyl RIP as in effect on that date; provided, however, that this Agreement may not be construed or interpreted to restrict Tredegar’s right or authority to amend or terminate the Tredegar RIP effective as of a date following July 1, 1989.

                (b) Each Tredegar Employee who is eligible to participate in the Ethyl RIP on June 30, 1989 shall be eligible to participate in the Tredegar RIP as of July 1, 1989 and shall cease to participate in the Ethyl RIP as of June 30, 1989. The Tredegar RIP shall recognize, for all purposes, Tredegar Employees’ service with and compensation earned from Ethyl and its Affiliates before July 1, 1989 and Transferred Employees’ service and compensation earned from Ethyl and its Affiliates to the same extent that such service and compensation would be recognized by the Ethyl RIP as in effect on June 30, 1989. The accrued benefit under the Tredegar RIP of each Tredegar Employee and each Transferred Employee shall not be less than the Tredegar Employee’s and Transferred Employee’s accrued benefit under the Ethyl RIP.

                (c) Ethyl shall cause the trustee of the Ethyl RIP to transfer, and Tredegar shall cause the trustee of the Tredegar RIP to accept, the initial and subsequent transfer of assets and liabilities as provided in the following paragraphs (c)(1) and (c)(2) and, if applicable, as adjusted in accordance with paragraph (c)(3).

                        (1) The initial transfer of assets and liabilities from the Ethyl RIP to the Tredegar RIP shall be an amount equal to 90% of the estimated present value of projected benefit obligations (whether or not vested) attributable to Tredegar Employees under Ethyl RIP as of June 30, 1989. The estimated present value of the projected benefit obligations attributable to Tredegar Employees’ as of June 30, 1989 shall be determined by Ethyl RIP’s enrolled actuary, based on the actuarial methods and assumptions used for purposes of determining pension expense under FASB 87 by Ethyl and subject to the requirements of Code section 414 and the regulations and rulings thereunder. The amount of assets to be transferred from the Ethyl RIP to the Tredegar RIP shall be adjusted for investment gains and/or losses (both realized and unrealized)

from July 1, 1989 until the day prior to the day of actual transfer. The transfer of assets and liabilities from the Ethyl RIP to the Tredegar RIP shall be made on the Distribution Date or as soon as practicable thereafter; provided; however, that no such transfer shall take place until the expiration of the thirty day period immediately following the date of filing of the required Forms 5310 with the Internal Revenue Service. Tredegar agrees that it will timely file an application with the Internal Revenue Service for a favorable determination with respect to the form of the Tredegar RIP under Code section 401(a) and will adopt any Tredegar RIP amendments which may be required by the Internal Revenue Service as a condition to issuing a favorable determination letter for the Tredegar RIP.

                        (2) The subsequent transfer of assets and liabilities from the Ethyl RIP to the Tredegar RIP shall be an amount equal to the sum of (i) the difference, if any, between the present value of projected benefit obligations attributable to the Tredegar Employees under the Ethyl RIP as of June 30, 1989 and the assets transferred in the initial transfer and (ii) the present value of the projected benefit obligations attributable to the Transferred Employees as of the date that each such Transferred Employee separated from the service of Ethyl and the Ethyl Affiliates. The determination of the assets and liabilities to be transferred as the subsequent transfer shall be made by the Ethyl RIP’s enrolled actuary, based on the actuarial methods and assumptions used for purposes of determining pension expense under FASB 87 by Ethyl and subject to the requirements of Code section 414 and the regulations and rulings thereunder. The amount of assets to be transferred form the Ethyl RIP to the Tredegar RIP shall be adjusted for investment gains and/or losses (both realized and unrealized) from the date as of which such projected benefit obligations are calculated until the day prior to the day of actual transfer. The subsequent transfer of assets and liabilities shall be made as of a date agreed upon by Ethyl and Tredegar but in no event before the satisfaction of all applicable legal requirements or later than December 31, 1990.

                        (3) If the amount of assets transferred from the Ethyl RIP to the Tredegar RIP under Section 2.01(c)(1) exceeds the present value of the projected benefit obligation attributable to Tredegar Employees as of June 30, 1989, the amount to be transferred under Section 2.01(c)(2) shall be reduced by such excess. If the excess amount described in the preceding sentence exceeds the amount to be transferred under Section 2.01(c)(2), the difference shall be returned to the Ethyl RIP by the Tredegar RIP, together with any investment gains and/or losses (both realized and unrealized) as soon as practicable after December 31, 1990.

                (d) The Tredegar RIP and Tredegar and the Tredegar Subsidiaries shall assume and be solely responsible for, all liabilities and obligations of the Ethyl RIP, Ethyl and Ethyl’s Affiliates with respect to Tredegar Employees’ and Transferred Employees’ participation in the Ethyl RIP. The Ethyl RIP, Ethyl and Ethyl’s Affiliates shall retain and be solely responsible for all liabilities and obligations with respect to participants in the Ethyl RIP who are not Tredegar Employees or Transferred Employees including, by way of example and not of limitation, former employees of Tredegar or the Tredegar Businesses who retired or separated from service on or before July 1, 1989.

                (e) This Section 2.01(e) controls with respect to each Ethyl RIP participant who (i) enters the employ of Tredegar or a Tredegar Subsidiary after July 1, 1989 and (ii) is not a Transferred Employee. The Ethyl RIP benefit of such an individual shall be paid by the Ethyl RIP in accordance with its terms, shall remain the sole responsibility of the Ethyl RIP, Ethyl, and the Ethyl Affiliates, and shall not be included in the assets and liabilities to be transferred to the Tredegar RIP. An individual described in the first sentence of this Section 2.01(e) shall be eligible to participate in the Tredegar

RIP in accordance with the terms of the Tredegar RIP and his service with Ethyl and Ethyl’s Affiliates shall be recognized by the Tredegar RIP for vesting purposes only.

                (f) Ethyl and Tredegar agree to provide the other such information regarding the Tredegar Employees and Transferred Employees as may be reasonably requested and necessary in order to effectively administer and maintain the Ethyl RIP and the Tredegar RIP.

2.02. Hourly Pension Plans

                (a) As soon as practicable after the date of this Agreement, but no later than July 1, 1989, Ethyl shall amend the Hourly Pension Plans to substitute Tredegar or a Tredegar Subsidiary as the sponsor of such plans and Tredegar or a Tredegar Subsidiary, as applicable, shall assume the Hourly Pension Plans effective as of July 1, 1989. The preceding sentence and this Agreement may not be construed or interpreted to restrict the right or authority of Tredegar or a Tredegar Subsidiary to amend or terminate the Hourly Pension Plans effective as of a date following July 1, 1989.

                (b) Each Tredegar Employee who is eligible to participate in an Hourly Pension Plan on June 30, 1989 shall continue to be eligible to so participate. The Hourly Pension Plans shall continue to recognize, for all purposes, service with and compensation earned from Ethyl and Ethyl Affiliates on or before July 1, 1989 to the same extent that such service and compensation is recognized under the Hourly Pension Plans as in effect on that date.

                (c) The Hourly Pension Plans, Tredegar, and the Tredegar Subsidiaries shall be solely responsible for all liabilities and obligations of the Hourly Pension Plans, including by way of example and not of limitation, benefits accrued prior to July 1, 1989 and benefits payable to Hourly Pension Plan participants who retired or separated from service prior to such date.

                (d) Ethyl agrees to provide Tredegar and the Tredegar Subsidiaries such information regarding Tredegar Employees as may be reasonably requested and necessary in order to effectively administer and maintain the Hourly Pension Plans.

2.03. Tredegar Savings Plan

                (a) As soon as practicable after the date of this Agreement, but no later than July 1, 1989, Tredegar shall establish the Tredegar Savings Plan. The Tredegar Savings Plan shall be effective as of July 1, 1989; provided, however, that no contributions will be made to the Tredegar Savings Plan before August 1, 1989. As of July 1, 1989, the Tredegar Savings Plan shall include substantially the same terms and conditions as are included in the Ethyl Savings Plan as in effect on that date; provided, however, that this Agreement may not be construed or interpreted to restrict Tredegar’s right or authority to amend or terminate the Tredegar Savings Plan effective as of a date following July 1, 1989.

                (b) Each Tredegar Employee who is eligible to participate in the Ethyl Savings Plan on June 30, 1989 shall be eligible to participate in the Tredegar Savings Plan as of July 1, 1989. The Tredegar Savings Plan shall recognize, for all purposes, Tredegar Employee’s service with Ethyl and Ethyl Affiliates on or before July 1, 1989 and Transferred Employees’ service with Ethyl and Ethyl Affiliates prior to their employment with Tredegar or a Tredegar Subsidiary to the same extent that such service would be recognized by the Ethyl Savings Plan as in effect on July 1, 1989.

                (c) Ethyl shall amend the Ethyl Savings Plan to provide that the Distribution will not effect a termination of employment that requires a distribution from the Ethyl Savings Plan. Ethyl shall cause the trustee of the Ethyl Savings Plan to transfer, and Tredegar shall cause the trustee of the Tredegar Savings Plan to accept, the Ethyl Savings Plan account balances (whether or not vested) of Tredegar Employees and Transferred Employees. Tredegar Employees’ and Transferred

Employees’ accounts in the Ethyl Savings Plan shall be adjusted for investment gains and/or losses (both realized and unrealized) through the valuation date coinciding with or immediately preceding the day of actual transfer. The transfer of assets and liabilities from the Ethyl Savings Plan to the Tredegar Savings Plan shall be made as soon as practicable after July 1, 1989 (in the case of Tredegar Employees) and July 1, 1990 (in the case of Transferred Employees); provided, however, that no such transfer shall take place until the expiration of the thirty-day period immediately following the date of filing of the required Forms 5310 with the Internal Revenue Service. Tredegar agrees that it will timely file an application with the Internal Revenue Service for a favorable determination with respect to the form of the Tredegar Savings Plan under Code section 401(a) and will adopt any Tredegar Savings Plan amendments which may be required by the Internal Revenue Service as a condition to issuing a favorable determination letter for the Tredegar Savings Plan. The amount to be transferred in accordance with this Section 2.03(c) shall be delivered to the Tredegar Savings Plan trustee in the same form as the Tredegar Employees’ and Transferred Employees’ accounts are invested under the Ethyl Savings Plan.

                (d) The Tredegar Savings Plan, Tredegar and the Tredegar Subsidiaries shall assume, and be solely responsible for, all liabilities and obligations of the Ethyl Savings Plan, Ethyl and Ethyl’s Affiliates with respect to Tredegar Employees’ and Transferred Employees’ participation in the Ethyl Savings Plan. The Ethyl Savings Plan, Ethyl and Ethyl’s Affiliates shall retain, and be solely responsible for, all liabilities and obligations with respect to Ethyl Savings Plan participants who are not Tredegar Employees or Transferred Employees.

                (e) Ethyl and Tredegar agree to provide the other such information regarding the Tredegar Employees and Transferred Employees as may be reasonably requested and necessary in order to effectively administer and maintain the Ethyl Savings Plan and the Tredegar Savings Plan.

2.04. Tredegar ESOP

                Ethyl and Tredegar agree that Tredegar may establish the Tredegar ESOP as an employee stock ownership plan within the meaning of Code section 4975. The Tredegar ESOP, if adopted, shall provide for participation of each employee of Tredegar and the Tredegar Subsidiaries who has attained age twenty-one and completed one year of service; provided; however, that individuals who are included in a collective bargaining unit may not participate in the Tredegar ESOP until the representative of the collective bargaining unit has accepted the terms of the Tredegar ESOP. The Tredegar ESOP shall initially provide that up to two million shares of Tredegar common stock may be held by the Tredegar ESOP. This Agreement may not be construed or interpreted to restrict Tredegar’s right or authority to amend or terminate the Tredegar ESOP.

2.05. Visqueen Savings Plan

                Tredegar shall cause the trustee of the Visqueen Savings Plan to transfer, and Ethyl shall cause the trustee of the Ethyl Savings Plan to accept, the Visqueen Savings Plan account balances (whether or not vested) of any individual who is in the employ of Ethyl or an Ethyl Affiliate on the Distribution Date. Such employees’ accounts in the Visqueen Savings Plan shall be adjusted for investment gains and/or losses (both realized and unrealized) through the valuation date immediately preceding the day of actual transfer. The transfer of assets and liabilities from the Visqueen Savings Plan to the Ethyl Savings Plan shall be made as soon as practicable following a valuation date coinciding with or after the Distribution Date; provided, however, that no such transfer shall take place before the expiration of the thirty-day period immediately following the date of filing of the required Forms 531C with the Internal Revenue Service. The amount to be transferred in accordance with the Section 2.05 shall be delivered to the Ethyl Savings Plan trustee in the same form as such employees’ accounts are invested under the Visqueen Savings Plan. The Ethyl Savings Plan, Ethyl and the Ethyl Affiliates shall assume, and be solely responsible for, all liabilities and obligations of the Visqueen Savings Plan, Tredegar and the Tredegar Subsidiaries with respect to such employees’ participation in the Visqueen Savings Plan. The Visqueen Savings Plan, Tredegar and the Tredegar Subsidiaries shall retain, and be solely responsible for, all liabilities and obligations with respect to Visqueen Savings Plan participants whose accounts are not transferred to the Ethyl Savings Plan. Ethyl and Tredegar agree to provide the other such information as may be reasonably requested and necessary in order to effectively administer and maintain the Ethyl Savings Plan and the Visqueen Savings Plan.

ARTICLE III

Executive and Incentive Compensation Plans

3.01. Tredegar Stock Option Plan

                (a) As soon as practicable after the date of this Agreement, but no later than July 1, 1989, Tredegar shall adopt the Tredegar Stock Option Plan. The Tredegar Stock Option Plan

shall be effective as of July 1, 1989 and shall include substantially the same terms and conditions as are included in the Ethyl Stock Option Plan as in effect on that date; provided, however, that this Agreement may not be construed or interpreted to restrict Tredegar’s right or authority to amend or terminate the Tredegar Stock Option Plan effective as of a date following July 1, 1989.

                (b) As soon as practicable following Tredegar’s adoption of the Tredegar Stock Option Plan, but no later than the Distribution Date, Ethyl’s Board of Directors shall approve the Tredegar Stock Option Plan on behalf of Ethyl, Tredegar’s sole shareholder.

3.02. Tredegar Bonus Plan

                (a) As soon as practicable after the date of this Agreement, but no later than July 1, 1989, Tredegar shall establish the Tredegar Bonus Plan. The Tredegar Bonus Plan shall be effective as of July 1, 1989. This Agreement may not be construed or interpreted to restrict the right or authority of Tredegar to amend or terminate the Tredegar Bonus Plan effective as of a date following July 1, 1989.

                (b) As soon as practicable following Tredegar’s adoption of the Tredegar Bonus Plan, but no later than the Distribution Date, Ethyl’s Board of Directors shall approve the

Tredegar Bonus Plan on behalf of Ethyl, Tredegar’s sole shareholder.

                (c) Except as provided in this Section 3.02(c), the Tredegar Bonus Plan, Tredegar, and the Tredegar Subsidiaries shall be solely responsible for all liabilities and obligations with respect to Tredegar Employees’ participation in the Tredegar Bonus Plan and the Ethyl Bonus Plan, Ethyl and Ethyl’s Affiliates shall retain and be solely responsible for all liabilities and obligations with respect to Tredegar Employees’ participation in the Ethyl Bonus Plan. Tredegar Employees who participated in the Ethyl Bonus Plan and who remain in the employ of Tredegar or a Tredegar Subsidiary through December 31, 1989 shall receive (i) a payment or payments from Ethyl representing the portion of such individual’s 1987 and 1988 Ethyl Bonus Plan awards that had vested as of June 30, 1989, and (ii) a payment or payments from Tredegar representing the portion of such individual’s 1987 and 1988 awards under the Ethyl Bonus Plan that had not vested as of June 30, 1989. The amounts payable under the preceding sentence shall be paid at such times and in the manner prescribed by the respective payor.

                (d) Ethyl and Tredegar agree to provide the other such information regarding Tredegar Employees as may be reasonably requested and necessary in order to effectively administer and maintain the Ethyl Bonus Plan and the Tredegar Bonus Plan.

ARTICLE IV

Employee Welfare Benefit Plans

4.01. Tredegar Welfare Plans

                (a) Ethyl shall establish the Tredegar Welfare Plans, effective as of June 1, 1989. The Tredegar Welfare Plans shall be substantially the same as the Ethyl Welfare Plans (and any related insurance contracts or other funding agreements) as in effect on May 31, 1989. As of June 1, 1989, participation in the Tredegar Welfare Plans shall be limited to individuals who are employed in the Tredegar Businesses and their dependents and beneficiaries.

                (b) As soon as practicable after the establishment of the Tredegar Welfare Plans, but no later than the Distribution Date, Tredegar or a Tredegar Subsidiary shall assume the Tredegar Welfare Plans, effective as of June 1, 1989. The preceding sentence and this Agreement may not be construed or interpreted to restrict the right or authority of Tredegar or a Tredegar Subsidiary to amend or terminate the Tredegar Welfare Plans effective as of a date following June 1, 1989.

4.02. Welfare Benefit Liabilities

                (a) Except as provided in Section 4.02(b), the Tredegar Welfare Plans, Tredegar, and the Tredegar Subsidiaries shall assume, and shall be solely responsible for, all claims incurred on and after June 1, 1989 by individuals who, at the time such claim is incurred, are in the employ of the Tredegar Businesses and the beneficiaries and dependents of such individuals.

                (b) Sections 4.01 and 4.02(a) to the contrary notwithstanding, the Ethyl Welfare Plans, Ethyl, and Ethyl’s Affiliates shall retain and shall be solely responsible for, all claims incurred before June 1, 1989 under the Ethyl Welfare Plans and all claims incurred after May 31, 1989 by (i) individuals who are not in the employ of the Tredegar Businesses after that date and their dependents and beneficiaries, (ii) individuals who qualified for a long-term disability benefit and are on a leave of absence as of June 1, 1989, and their dependents and beneficiaries, and (iii) A. W. Perry and his dependents and beneficiaries.

4.03. Information

                Ethyl and Tredegar agree to provide the other such information regarding Tredegar Employees and individuals formerly employed in connection with the Tredegar Businesses and the dependents and beneficiaries of such persons as may be reasonably requested and necessary in order to effectively administer and maintain the Ethyl Welfare Plans and the Tredegar Welfare Plans.

ARTICLE V

Administration of Employee Benefit Plans

5.01. Administrative Services

        Contemporaneous with the execution of this Agreement, Ethyl and Tredegar have entered into the Master Services Agreement. Pursuant to the Master Services Agreement, Ethyl shall, inter alia, assist Tredegar in the establishment and administration of the Tredegar Employee Plans.

5.02. Fiduciary Status

                Ethyl and Tredegar agree that Ethyl’s performance of the Master Services Agreement may not be construed or interpreted as an appointment of Ethyl as “administrator” (as defined in ERISA section 3(16)) or a “fiduciary” (as defined in ERISA section 3(21)) of the Tredegar Employee Plans. Ethyl and Tredegar agree that Ethyl shall act only upon Tredegar’s direction, that Tredegar shall remain solely responsible for the administration of the Tredegar Employee Plans and that Tredegar shall indemnify and hold harmless Ethyl, Ethyl’s Affiliates and their officers, directors, employees, and agents who act in accordance with Tredegar’s directions.

ARTICLE VI

Miscellaneous

6.01. Agreement; Construction

                This Agreement, including the Exhibits hereto and the agreements and documents referred to in this Agreement, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all previous negotiations, commitments, and writings relating to that subject matter.

6.02. Tredegar Subsidiaries’ Obligations

                Tredegar shall cause to be performed, and guarantees the performance and payment of, all actions, agreements, obligations, and liabilities described in this Agreement that are to be performed or paid by a Tredegar Subsidiary.

6.03. Ethyl Affiliates’ Obligations

                Ethyl shall cause to be performed, and guarantees the performance and payment of, all actions, agreements, obligations, and liabilities described in this Agreement that are to be performed or paid by an Ethyl Affiliate.

6.04. Counterparts

                This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

6.05. Amendment

                No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.06. No Third Party Rights

                No third party (other than the Tredegar Subsidiaries and the Ethyl Affiliates) is entitled to rely on any provision of this Agreement. Ethyl and Tredegar assume no liability to any third party (other than the Tredegar Subsidiaries and the Ethyl Affiliates) because of any reliance on any provision of this Agreement.

6.07. Governing Law

                This Agreement shall be construed and interpreted according to the laws of the Commonwealth of Virginia except to the extent that such laws are superseded or preempted by the laws of the United State of America.

6.08. Assignment

                This Agreement may not be assigned by either party without the prior written consent of the other party.

6.09. Notices

                All communications, notices, and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of (i) the date actually delivered to an officer of the other party or (ii) when postmarked in the case of a notice, etc., deposited in the United States mail, first class postage prepaid, and addressed as follows (unless and until either party notifies the other in accordance with this Section 6.09 of a change in address):

If to Ethyl:	Ethyl Corporation 330 South Fourth Street Richmond, Virginia 23219 Attention: Chief Financial Officer

If to Tredegar	(until September 30, 1989): Tredegar Industries, Inc 701 East Byrd Street Richmond, Virginia 23219 Attention: President

If to Tredegar	(after September 30, 1989): Tredegar Industries, Inc 1100 Boulders Parkway Richmond, Virginia 23225 Attention: President

                IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.

ETHYL CORPORATION By: /s/ E. Whitehead Elmore —————————————— E. Whitehead Elmore Vice President, Secretary and General Counsel

TREDEGAR INDUSTRIES, INC. By: /s/ John D. Gottwald —————————————— John D. Gottwald President